Exhibit 10.12

                             EMPLOYMENT AGREEMENT
                            --------------------

          THIS AGREEMENT, entered into as of February 26, 1998, is made by and between RSVP Holdings, LLC, a Delaware limited liability company (the "Company"), and Seth B. Lipsay (the "Executive"). Capitalized terms used herein but not defined herein shall have the meanings as defined in the Limited Liability Operating Agreement of the Company dated as of February 20, 1998 (the "Company Operating Agreement").

          WHEREAS,  the Company  is  owned  and controlled  by  (i) RSI  Fund
Management LLC, a Delaware limited liability company ("RSI Management"), wholly owned by Reckson Services Industries Inc. ("Reckson Services"), and
(ii) New World Realty, LLC, a Delaware limited liability company ("S/S"); and

          WHEREAS, the Company and Paine Webber Real Estate Securities Inc. propose to form Reckson Strategic Venture Partners, LLC, a Delaware limited liability company (the "Fund") to acquire and invest in real estate and real estate-related operating companies in selected segments of the real estate industry; and

          WHEREAS, the Company is proposed to be the Managing Member of the Fund; and

          WHEREAS, the Company desires to obtain the services of the Executive to perform certain services, including to manage the operations of the Fund or such other vehicle as may be formed in lieu of the Fund, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:


                                  ARTICLE I

                              Term of Agreement

          I.1  Term.  The term of employment under this Agreement shall be
               ----
     for the period commencing on March 5, 1998, or such later date within 5 days thereafter as is requested by the Executive ( the "Effective Date") and ending on the day prior to the seventh anniversary of the Effective Date (the "Term"); provided, however, that the Term may be earlier terminated after the fifth anniversary of the Effective Date as a result of (a) the end of the term (unless extended) of the Fund, or (b) as otherwise provided in this Agreement. The parties' respective obligations hereunder shall commence and continue from and after the date of this Agreement, notwithstanding any delay or failure to consummate the formation, organization or funding of the Fund, provided, however, that if the Executive does not commence performance  of his duties  on or before  the Effective
Date for any reason, and the Company has provided written notice thereof to the Executive and the Executive has not commenced performance within 30 days of the date of the receipt of written notice, his failure to do so shall be deemed a voluntary termination of employment by Executive, as of the Effective Date, pursuant to the terms of Section 5.5 of this Agreement (except that Section 7.1 of this Agreement shall not apply to such termination).


                                  ARTICLE II

                             Position and Duties

          II.1  Position.  The Executive shall be employed as one of two


               --------
     Managing Directors of the Fund, a non-member manager of the Company and one of four members of the Management Committee, all subject to the terms of this Agreement.

          II.2  Duties.  The Executive agrees to (a) supervise and direct the
               ------
     Fund including the day to day management of the Fund, and (b) from time to time advise RA on strategic corporate decisions and major acquisitions as RA may request ("RA Advisory Services"), provided the RA Advisory Services do not interfere with the performance of the Executive's other duties hereunder, and further provided the Executive is indemnified and held harmless by RA and the Operating Partnership from and against all Damages arising out of or relating thereto, other than for wilful misconduct on the part of the Executive. The Executive shall be located in Long Island, New York. The Executive shall report directly to the Management Committee. Excluding periods of vacation and sick leave to which the Executive is entitled pursuant to the terms of this Agreement, the Executive agrees that during the Term he shall devote substantial and sufficient time and attention to the performance of his duties and responsibilities hereunder. Notwithstanding the foregoing, the Executive may (i) with the written consent of Reckson Services or RSI Management, such consent not to be unreasonably withheld, serve as a director of any public or private company, which does not directly compete with a Fund Platform Investment or with RSI or its affiliates; (ii) serve on civic or charitable boards or committees or engage in other charitable activities; (iii) engage in residential mortgage lending in the U.S. and abroad and in vehicle financing and sales; and (iv) engage in any passive investment activities (the foregoing activities, collectively, "Permitted Outside Activities"), so long as all such Permitted Outside Activities in the aggregate do not (x) materially interfere with the performance of the Executive's duties with respect to the Fund or (y) exceed an average of five hours per week during regular business hours in any calendar year.

                                 ARTICLE III

                                 Compensation

          III.1  Base Salary.  The Company agrees to pay or cause to be paid
               -----------
     to the Executive during the Term a base salary at the rate of $500,000 per annum during the first five years of the Term, and $1,100,000 per annum during the sixth and seventh year of the Term, or such larger amount as RSI Management may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with RA's customary practices applicable to its senior executives, but not less frequently than monthly. During the Term, the Base Salary shall be automatically, without further action by the Company, increased, by an amount equal to 50% of the maximum amount of S/S Transaction Fees which may be payable to S/S (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction Fees) (as defined in Section 5.8(e) of this Agreement) and not received by S/S as provided in Section 9.02(d) of the Company Operating Agreement, but such increase shall not exceed $500,000 per annum during the Term. The Company and RSI Management shall not be entitled to any additional or greater defenses, rights or remedies than they would otherwise have had, nor shall the Executive be deemed to waive or release any rights he would otherwise have had, were the amounts payable to S/S as S/S Transaction Fees instead payable to the Executive as additional stated Base Salary.

        III.2  Deferred Compensation.  The Executive will be provided, at the
               ---------------------

     beginning of the Term and on an annual basis, the opportunity to defer all or a portion of Base Salary into a grantor trust established by the Company for the benefit of Executive. The deferred Base Salary shall be deposited with the trustee of the grantor trust at such times as the deferred Base Salary would have been paid to Executive. Executive shall select the investment vehicle(s) for amounts held by the trustee and all such amounts shall be actually invested in such investments. All deferred Base Salary plus investment gains and minus investment losses thereon (the "Deferred Compensation") will be paid to Executive within seven business days of Executive's termination of employment for any reason. All expenses of the grantor trust shall be paid from the grantor trust.


                                  ARTICLE IV

                                Other Benefits

          IV.1  Executive Benefits.  The Executive will be covered under all
               ------------------
     retirement, medical, dental and vision care, short-term and long-term disability, life insurance, accident insurance and other benefit plans maintained from time to time by RA for its senior executives.

          IV.2  Vacation and Sick Leave.  The Executive shall be
                         -----------------------
     entitled to annual vacation in accordance with the policies as periodically established by RA for its senior executives, which shall in no event be less than five weeks per year. The Executive shall be entitled to carryover up to 2.5 unused weeks of vacation from year to year, provided that no more than eight weeks of vacation is taken in any one calendar year. The Executive shall be entitled to sick leave (without loss of pay) in accordance with RA's policies for its senior executives as in effect from time to time.

          IV.3  Expenses.  The Company shall reimburse the Executive for all
               --------
     reasonable travel, entertainment and other business expenses incurred by him in connection with the performance of the Executive's duties under this Agreement.


                                  ARTICLE V

                          Termination of Employment

          V.1  Permitted Termination:  The Executive's employment hereunder
               ---------------------
     may not be terminated by the Company or RSI Management except (a) for Cause (as defined in Section 5.8(b)), (b) as a result of Executive's death or Disability (as defined in Section 5.8(c)); (c) upon an Adverse Valuation Determination, or (d) after the fifth anniversary of the Effective Date, as a result of the end of the term (unless otherwise extended) of the Fund.

          V.2  Termination for Cause or Certain Resignation.
               --------------------------------------------

          (a) Except as otherwise set forth in this Section 5.2, all obligations of the Company under this Agreement shall cease if, during the Term, the Company or RSI Management terminates the Executive for Cause (and if the Executive is terminated for Cause, he will be deemed to have withdrawn, as of the Termination Date, as a member of S/S and will not be entitled to receive any distributions not actually distributed as of the Termination Date unless previously required to have been paid or distributed to the Executive or S/S prior to the Termination Date). Upon such termination the Executive shall receive in a lump sum cash payment as soon as practicable after the Termination Date, but in no event more than seven business days thereafter, an amount equal to the sum of: (i) the portion of the Executive's then current Base Salary accrued to the Termination Date but unpaid as of the Termination Date (the "Unpaid Salary"); (ii) 50% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction Fees) accrued to the Termination Date but unpaid as of the Termination Date (the "Unpaid Additional Compensation"); (iii) payment in respect of Executive's accrued but unused vacation ("Unused Accrued
Vacation");  (iv) Deferred Compensation  (as provided  in  Section 3.2);  and
(v) payment in respect of accrued but unpaid or unused Executive Benefits ("Accrued Executive Benefits").


       (b)  If the Company or RSI Management  seeks to terminate
the Executive for Cause and the Executive contests such termination, then at RSI Management's or the Executive's election, the issue shall be submitted for judicial determination with expedited discovery, no priorities in discovery, a three-month cutoff to all discovery and trial as soon thereafter as a court will allow, in federal (or if that venue is unavailable, state) court in New York County (but the court may only determine the issue of whether Cause exists). The Executive's rights to payment of Base Salary, 50% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction Fees) and other benefits shall continue unimpeded while such proceeding is pending unless and until there is an initial finding in such proceeding on a motion for summary judgment or at trial that Cause exists. If Cause is found to have occurred:

          (i) the Executive's employment shall be terminated for Cause as of the date the Company or RSI Management first requested such action be taken;

          (ii) the Executive shall promptly receive the  amounts set forth in
     Section  5.2(a),  but  in  no   event  more  than  seven  business  days
     thereafter; and

          (iii) simultaneously with such payment to the Executive, the Company shall be repaid, with statutory interest, any payments made to the Executive pursuant to this Section 5.2(b) from and after the date the Company or RSI Management first requested termination for Cause.

          If Cause is  not found to  have occurred, the Executive  may elect, provided notice of such election is given to the Company and RSI Management within 15 business days of final adjudication, to terminate employment and all governance rights in S/S effective as of the date of such notice and, upon Executive's execution in favor of the Company, the other Managing Director, RSI Management, Reckson Services, S/S and their respective Affiliates of a waiver and release of all claims relating to the attempted termination for Cause, shall simultaneously receive a lump sum cash payment equal to the sum of: (i) Base Salary through the end of an assumed six-year Term; (ii) 50% of S/S Transaction Fees through the end of an assumed six-year Term (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction
Fees); (iii) Unpaid Salary through the date of termination of employment by the Executive (to the extent not previously paid pursuant to Section 5.2(a)),
(iv) Unpaid Additional Compensation through the date of termination of employment by the Executive (to the extent not previously paid pursuant to Section 5.2(a)); (v) all Unused Accrued Vacation through the date of termination of employment by the Executive (to the extent not previously paid pursuant to Section 5.2(a)); (vi) Deferred Compensation (as provided in
Section 3.2); and (vii) Accrued Executive Benefits through the date of termination of employment by the Executive (to the extent not previously paid pursuant to Section 5.2(a)), provided, however, that all of clauses (i) -
(vii) are subject to the provisions of Section 7.1, including the financial remedies of the Company in Section 7.1(b). If such election is not made by the

          Executive, the  Executive (i)  may continue  employment and
(ii) shall retain his rights and remedies at law or in equity with respect to the attempted termination for Cause.

          V.3  Termination in the Event of Death or Disability.  If, during
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     the  Term, the Company  terminates the Executive's  employment due to the Executive's death or Disability, the Executive or his Beneficiary (as defined in Section 5.8(a)) shall receive in a lump sum cash payment as soon as practicable after the Termination Date, but in no event more than seven business days thereafter, an amount equal to the sum of: (i) Unpaid Salary, if any; (ii) Unpaid Additional Compensation, if any; (iii) Unused Accrued Vacation, if any; and (iv) Accrued Executive Benefits, if any. In addition, Executive (or his Beneficiary) shall continue to receive, subject, however, to the provisions of Section 7.1, including the financial remedies of the Company in Section 7.1(b), Base Salary, plus 50% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction Fees), from the Termination Date through the end of an assumed six-year Term. Such continued Base Salary plus 50% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 100% of any Retained S/S Transaction Fees) through the end of an assumed six-year Term may be provided, in whole or in part, through a Company purchased policy or plan the costs and premiums for which are the sole expense of the Company, provided, however the Company is primarily liable to pay the entire amount to Executive (or his Beneficiary).

          V.4  Termination in the Event of an Adverse Valuation
               ------------------------------------------------
     Determination.  The Company or RSI Management may terminate
             -------------
          Executive's employment upon declaring an Adverse Valuation Determination in accordance with the applicable provisions of the Company Operating Agreement. If, during the Term, the Company or RSI Management terminates Executive's employment due to an Adverse Valuation Determination, the Executive, as a condition precedent to the effectiveness of that termination, shall receive in a lump sum cash payment no later than the Termination Date an amount equal to the sum of: (i) Unpaid Salary;
(ii) Unpaid   Additional   Compensation;   (iii) Unused   Accrued   Vacation;
(iv) Accrued Executive Benefits; and (v) 50% of Base Salary, plus 25% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors but increased by 50% of any Retained S/S Transaction Fees), from the Termination Date through the end of an assumed six-year Term. Executive shall also receive, subject, however, to the provisions of Section 7.1, including the financial remedies of the Company in
Section 7.1(b), on the last day of the Non-Compete Period (as defined in Section 7.1), in a lump sum cash payment, an amount equal to 50% of Base Salary, plus 25% of S/S Transaction Fees (calculated as if both Managing Directors of the Company were still Managing Directors, but increased by 50% of any Retained S/S Transaction Fees), from the Termination Date through the end of an assumed six-year Term.

          V.5 Voluntary Resignation of the Executive.  If, during the Term,
               --------------------------------------
     the Executive voluntarily terminates his employment (other than pursuant to Section 5.2(b)), provided such voluntary termination is not the result of acts or omissions by the Company or

     RSI Management (after written notice to the Company and RSI Management and a reasonable time period and opportunity to cure such breach if such breach is capable of being cured, provided that such time period shall be extended for a reasonable time period if at the time it was otherwise to expire, such breach was then capable of being cured and such cure was being diligently pursued by the Company and RSI Management) constituting constructive termination (which constructive termination is not a permitted method of termination), Executive shall receive payments as if his employment were terminated by the Company for Cause. Upon such voluntary termination, the Executive will be deemed to have withdrawn as a member of S/S and will not be entitled to receive any distributions not actually distributed as of the Termination Date unless previously required to have been paid or distributed to the Executive or S/S prior to the Termination Date.

          V.6 Change in Control Event, Default or Fundamental Failure.  Upon
               -------------------------------------------------------
     the occurrence of (i) a Change in Control Event provided S/S has made an election in accordance with Section 10.04(c) of the Company Operating Agreement within six months of the occurrence of the Change in Control Event,
(ii) a Default which is not cured in accordance with the provisions of the Company Operating Agreement (and S/S has not received, inclusive of all amounts previously distributed to S/S pursuant to Article VII of the Company Operating Agreement, $7.5 million of the Subordinated Preference Amount), or
(iii) Fundamental Failure, the Executive may require (provided the Executive gives notice of such requirement within six months of the Change of Control Event) the Company to immediately pay all amounts that would be paid to the Executive pursuant to Section 5.4 (including all amounts that would otherwise have been payable on the last day of the Non-Compete Period), if the Executive's employment had been terminated upon an Adverse Valuation Determination. Upon the occurrence of a Fundamental Failure, all obligations of the Executive to the Company under this Agreement shall terminate in their entirety.

          V.7 Payments upon the Executive's Termination.  The foregoing
               -----------------------------------------
     payments upon the Executive's termination shall constitute the exclusive payments due the Executive upon termination of his employment with the Company under this Agreement; provided, however, that except as stated above, such payments shall have no effect on (i) any benefits which may be payable to the Executive under any plan of the Company which provides benefits after termination of employment, or (ii) any right to receive current or future distributions from the Company pursuant to the Company Operating Agreement. The Executive shall not be required to mitigate the amount of any payment by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date.

          V.8 Certain Definitions.
               -------------------

          (a)  "Beneficiary" means the person or trust designated in writing
                -----------
     by the Executive to receive any payments due under this Agreement in the event of the Executive's death and if no such person or trust is designated, the Executive's estate.

          (b)  "Cause" shall mean and be limited to (i) gross negligence,
                -----
             (ii) willful misconduct (including an act of fraud or embezzlement or material breach of the fiduciary duty of loyalty to the Company or the Fund, but not including any exercise by the Executive of his right to propose, oppose, or vote in favor of or against any Major Decision or any other decision, as set forth in Section 4.04(b) of the Company Operating Agreement), (iii) an intentional act or omission constituting a material breach of the Company Operating Agreement or of the Employment Agreement (including the refusal, failure or neglect of the Executive to perform his duties under the Company Operating Agreement or the Employment Agreement) after written notice of, and a reasonable time period and opportunity to cure such breach if such breach is capable of being cured, provided that such time period shall be extended for a reasonable time period if at the time it was otherwise to expire, such breach was then capable of being cured and such cure was being diligently pursued by the Executive),
(iv) conviction of, or pleading guilty to, a felony, or (v) the excessive and continued use, after written notice, of alcohol or illegal drugs interfering with the performance of the Executive's duties.

          (c)  "Disability" shall mean that the Executive has been physically
                ----------
             or mentally incapable of performing the essential functions of his job for a period of more than 120 consecutive days, or for more than 180 days in any 18-month period, as determined by a board-certified physician selected by the Company's primary disability insurer and reasonably acceptable to the other Managing Director of the Fund and to RSI Management.

          (d)  "Termination Date" means the date as of which the Executive's
                ----------------
             employment with the Company is terminated by the Company, RSI Management or by the Executive for any reason which, except in the event of the Executive's death, shall be specified in a written notice of termination received by either party from the other, provided, however, that if Section 5.8(b)(iii) applies, it shall mean the date notice to cure was first given to the Executive.

          (e)  "Retained S/S Transaction Fees" means the S/S Transaction Fees
                -----------------------------
             allocated  to the  Executive pursuant  to the  last  sentence of
Section 6.1(b) of this Agreement.

          (f)  "Fundamental Failure" shall mean that the Fund (or any other
                -------------------
             investment vehicle capable, legally and operationally, of pursuing the investment objectives of the Fund, subject in all respects, including scope and nature of the investment objectives, to the constraints on real estate investment trust income imposed by the Code, and with the Managing Directors and S/S having no less economic remuneration, including rights to disbursements and fees, managerial control and autonomy as provided under the Company Operating Agreement), has not been organized and capitalized with at least $300 million of legally binding equity capital commitments from institutional investors and/or Reckson Services, RA, the Operating Partnership, or their Affiliates, prior to the first anniversary of the Effective Date.


                                  ARTICLE VI

          VI.6  Successor Managing Director.
               ---------------------------

          (a) Upon termination of the other Managing Director's employment, RSI Management shall have the right to propose a successor who is not otherwise an affiliate of the Company, RSI Management or Reckson Services, subject to approval, not to be unreasonably withheld, by the Executive (an "Approved Successor"). Such withholding of approval shall be deemed reasonable if it is based on assessment of the proposed successor's business expertise or experience, and/or compatibility with the Executive's management style, methods of operation and business and investment objectives.

          (b) RSI Management may make available or cause the Company to make available to an Approved Successor (i) the interest in the Company transferred to RSI Management by S/S (i.e., 50 percent of S/S's interest in the Company) in connection with the resignation of the other Managing Director as provided in Section 7.04 of the Company Operating Agreement, (ii) an amount equal to the Base Salary and all benefits of the terminated Managing Director, (iii) 50% of the S/S Transaction Fees, and (iv) 50% of the asset management fees previously payable to S/S. Any part of such (i) interest in the Company, (ii) Base Salary amounts and benefits, (iii) S/S Transaction Fees, and/or (iv) asset management fees not required to be made available to an Approved Successor in order to obtain the services of the Approved Successor shall be divided equally between (x) RSI Management and
(y) the Executive and/or S/S.


                                 ARTICLE VII

          VII.1  Executive Covenants.
               -------------------

          (a)  Non-Compete.  Following termination of employment, the
               -----------
             Executive  may engage without  restriction (except as  set forth below) in real estate and real estate-related investment, acquisition, management, leasing, disposition, workout and financing activities
("Activities"), except that, in consideration of the payments to be made to the Executive following termination of employment pursuant to Article V of this Agreement, the Executive agrees that, during the Non-Compete Period (as defined herein), the Executive will not without the prior written consent of the Company, engage in Activities (other than Permitted Outside Activities and financing activities) that provide material benefits to any entity which directly competes with a Fund Platform Investment which was a Fund Platform Investment prior to the Termination Date or which was being actively negotiated or reviewed and, at the Termination Date, was then being actively negotiated or reviewed as a possible Fund Platform Investment in the form of term sheet negotiations and/or due diligence investigations (including, if not closed, a substitute company in the same Platform which is within three months thereafter identified and is being actively pursued). For purposes of this Agreement, the "Non-Compete Period" shall be the two-year period following the Termination Date of the Executive's employment; provided, however, such period shall be reduced to one year (i) following an Adverse Valuation Determination if the Subordinated Preference Amount has not been paid in full and the Executive waives his rights to the distributions described in Article VII of the Company Operating Agreement, or (ii) if Cause is alleged and not found to have occurred as described in Section 5.2(b) hereof and if the Executive has terminated his employment in accordance with
Section 5.2(b), and, provided, further, that there shall be no Non-Compete Period following (I) a Change in Control Event, if the Executive waives his rights to all compensation under this Agreement and to all distributions described in Article VII of the Company Operating Agreement, other than any amounts required to be paid or distributed to the Executive or S/S on or prior to the last to occur of (i) the Change in Control Event or (ii) Termination Date; or (II) a Fundamental Failure.

          (b)  Effect of Breach.  The Executive acknowledges that the
               ----------------
                    payments  to  be  made  to   the  Executive  following
termination of employment pursuant to Article V of this Agreement will be made in consideration of his obligations under this Agreement not to compete, and the Executive agrees that in the event of a breach of Section 7.1(a) by the Executive, the Company and RSI Management shall be entitled to an injunction (including a temporary restraining order or preliminary injunction) to prevent continuation of such breach by the Executive. The Company and Executive agree that in the event the Executive breaches this
Section 7.1, the Company's sole financial remedies shall be as follows: (i) the Company shall not be obligated to, and shall not, make any further payments to the Executive under this Agreement, including, without limitation, Section 5.4 (excluding any amounts required to be paid or distributed to the Executive or S/S on or prior to the Termination Date);
(ii) the Executive shall not be entitled to receive any distributions not actually distributed unless required to be paid or distributed to the Executive or S/S on or prior to the Termination Date, and (iii) the Company or RSI Management may recover, up to the amount of the Company's actual damages, all amounts actually paid to the Executive after the Termination Date as compensation (other than Deferred Compensation), distributions or otherwise (excluding any amounts required to be paid or distributed to the Executive or S/S on or prior to the Termination Date). In the event the Executrovisions of Section 7.1(a), RSI Management shall (i) in accordance with Section 9.1(a), reimburse the Executive for all legal fees and related expenses incurred in any action to obtain such determination, and (ii) pay Executive an amount equal to 200% of the compensation and distributions withheld by reason of an alleged breach by the Executive of the non-compete provisions.


                                 ARTICLE VIII

                                    Taxes

          VIII.1  Taxes.  Any amounts payable to the Executive hereunder shall
               -----
     be paid to the Executive subject to  all applicable taxes required to
be withheld by  the Company  pursuant to federal,  state or  local law.   The
Executive or his Beneficiary, if applicable, shall be solely responsible for all taxes imposed on the Executive or his Beneficiary by reason of his receipt of any amounts of compensation or benefits payable to the Executive hereunder.

         VIII.2  Excise Tax Payments.  In the event that any payment or benefit
               -------------------
     (within the  meaning of  Section 280G(b)(2) of  the Internal  Revenue
Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company and in connection with a Change in Control Event, other than any payments of the Subordinated Preference Amount, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, but not limited to, Excise Tax, income and employment tax, imposed on the Gross-Up Payment, and taking into account any tax benefit derived from the deductibility of any of such items, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations as to amounts payable to the Executive under this Section 8.2 shall be made in accordance with Sections 280G and 4999 of the Code and any rulings and regulations promulgated thereunder and shall be made within thirty (30) days after the Termination Date by an independent auditor selected by the Company and the Executive, whose determination shall be binding on the Executive and the Company.


                                  ARTICLE IX

                                Miscellaneous

          IX.1  Fees, Expenses and Indemnification.
               ----------------------------------

          (a) In any action between the Executive and the Company, the prevailing party's legal fees and related expenses shall be paid by the other party.

          (b) The Company shall indemnify the Executive and advance or reimburse legal fees in connection with any litigation or proceeding relating to the Fund in accordance with the Operating Agreement of the Fund.

          IX.2  Confidentiality.  Executive and the
                                   ---------------
     Company shall keep confidential, and shall not disclose publicly, or to any third party, either the existence of, or the terms and conditions of this Agreement, except as mutually agreed by, and with the prior approval of, each of S/S, the Managing Directors, and RSI Management, except for professionals (including, but not limited to, bankers and underwriters) with a need to know and except as required by law, regulation or court order.

          IX.3  Assignment; Succession.  This Agreement shall be binding upon
               ----------------------
     the Company and its successors and assigns and the Executive and his Beneficiary and permitted assigns.

          IX.4  Severability.  If all or any part of this Agreement is
               ------------
     declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

          IX.5  Amendment and Waiver.  This Agreement shall not be altered,
               --------------------
     amended or modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

          IX.6 Notices.  All notices and other communications required
               -------
hereunder  shall  be  in   writing  and  delivered  by   hand,  with
confirmation of receipt, or overnight courier service, with confirmation of receipt, addressed as follows:

If to the Company:            RSVP Holdings, LLC
                              c/o Reckson Services Industries, Inc.
                              225 Broadhollow Road
                              Melville, NY  11747-0983
                              Attention:  Managing Director

with a copy to S/S and each other Managing Director of the Company.

If to RSI Management:         c/o Reckson Services Industries Inc.
                              225 Broadhollow Road
                              Melville, NY  11747-0983
                              Attention:  Chief Executive Officer


If to the Executive:          46 Merrivale Road
                              Great Neck, NY  11020
                              Attention:  Seth B. Lipsay



with a copy to S/S.

Any  party may from time to  time designate a new  address by notice given in
accordance  with this  Paragraph.   Notice and  communications to  any Person
shall be effective upon personal delivery to that Person.

          IX.7 Counterpart Originals.  This Agreement may be executed in
               ---------------------
     several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IX.8 Entire Agreement.  This Agreement forms the entire agreement
               ----------------
     between the parties hereto with respect to the subject matter contained in this Agreement.

          IX.9 Applicable Law.  This Agreement and the rights and obligations
               --------------
     of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   RSVP HOLDINGS, LLC
                                   By RSI Fund Management LLC,
                                     its Managing Member


                                   By:________________________________


                                   EXECUTIVE


                                   ___________________________________
                                   Seth B. Lipsay
     9.23